Exhibit 4.1
FIRST SUPPLEMENTAL INDENTURE
This First Supplemental Indenture (this “Supplemental Indenture”), dated as of May 1, 2013, among Associated Materials, LLC, a Delaware limited liability company (the “Company”), AMH New Finance, Inc., a Delaware corporation (“Finance Sub”, and together with the Company, the “Issuers”), the Guarantors (as defined in the Indenture referred to below), and Wells Fargo Bank, National Association, a national banking association, as Trustee and Notes Collateral Agent.
W I T N E S S E T H
WHEREAS, each of the Issuers and the Guarantors has heretofore executed and delivered to the Trustee and Notes Collateral Agent an indenture (the “Initial Indenture”), dated as of October 13, 2010, providing for the issuance of 9.125% Senior Secured Notes due 2017 (the “Initial Notes”);
WHEREAS, Section 2.01(d) of the Initial Indenture provides that Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers (subject to the Issuers’ compliance with Section 4.09 of the Initial Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; and
WHEREAS, the Issuers and the Guarantors desire to execute and deliver this Supplemental Indenture (together with the Initial Indenture, the “Indenture”) for the purpose of issuing $100,000,000 in aggregate principal amount of Additional Notes, having terms substantially identical in all material respects to the Initial Notes (the “New Notes” and, together with the Initial Notes, the “Notes”); and
WHEREAS, pursuant to Section 9.01 of the Initial Indenture, the Trustee and Notes Collateral Agent is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Initial Indenture.
(2)    Additional Notes. As of the date hereof, the Issuers will issue, and upon receipt of an Authentication Order delivered in accordance with Section 2.02 of the Initial Indenture, the Trustee will authenticate and deliver, the New Notes under the Initial Indenture, having terms substantially identical in all material respects to the Initial Notes, except that interest shall initially accrue on the New Notes from May 1, 2013. The Initial Notes and the New Notes shall be treated as a single class for all purposes under the Indenture. New Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). New Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Guarantor hereby acknowledges that its Guarantee contained in the Initial Indenture shall apply to the New Notes in accordance with the Indenture.
(3)    CUSIP and ISIN Numbers. The CUSIP and ISIN numbers for the New Notes sold by the initial purchasers of the New Notes in reliance on Rule 144A shall be 04570V AA1 and US04570VAA17 and Regulation S shall be U04574 AA4 and USU04574AA41, respectively.
(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(5)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)    The Trustee and Notes Collateral Agent. The Trustee and Notes Collateral Agent shall not be responsible (a) in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the New Notes, (b) accountable for the Issuers’ use of the proceeds from the New Notes or (c) responsible for or in respect of the recitals contained herein or therein, all of which recitals are made solely by the Issuers and the Guarantors.
The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
Very truly yours,
ASSOCIATED MATERIALS, LLC

By:	/s/ Paul Morrisroe
	Name:	Paul Morrisroe
	Title:	Senior Vice President, Chief Financial
Officer and Secretary
AMH NEW FINANCE, INC.

By:	/s/ Paul Morrisroe
	Name:	Paul Morrisroe
	Title:	Senior Vice President, Chief Financial
Officer and Secretary
GENTEK HOLDINGS, LLC, as a guarantor

By:	/s/ Paul Morrisroe
	Name:	Paul Morrisroe
	Title:	Senior Vice President, Chief Financial
Officer and Secretary
GENTEK BUILDING PRODUCTS, INC., as a guarantor

By:	/s/ Paul Morrisroe
	Name:	Paul Morrisroe
	Title:	Senior Vice President, Chief Financial
Officer and Secretary

[Signature Page to First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [ ]
ISIN [ ]
[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$[______________]
9.125% Senior Secured Notes due 2017
No. ___     [$______________]
Associated Materials, LLC

and

AMH New Finance, Inc.
promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on November 1, 2017.
Interest Payment Dates: May 1 and November 1
Record Dates: April 15 and October 15

IN WITNESS HEREOF, each of the Issuers has caused this instrument to be duly executed.
Dated:
ASSOCIATED MATERIALS, LLC
By:
Name:
Title:
AMH NEW FINANCE, INC.
By:
Name:
Title:

[Signature Page to [144A][Regulation S] Global Note]

This is one of the Notes referred to in the within-mentioned Indenture:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
Dated:
By:
Authorized Signatory

[Signature Page to [144A][Regulation S] Global Note]

[Back of Note]
9.125% Senior Secured Notes due 2017
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. Associated Materials, LLC, a Delaware limited liability company and AMH New Finance, Inc., a Delaware company, promise to pay interest on the principal amount of this Note at 9.125% per annum from May 1, 2013 until maturity. The Issuers will pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be November 1, 2013. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Issuers will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without prior written notice to the Holders. The Issuers or any of AMLLC’s Subsidiaries may act in as paying agent or registrar.
4.    INDENTURE. The Issuers issued the Notes under that certain indenture, dated as of October 13, 2010 (the “Initial Indenture”), among the Issuers, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and as notes collateral agent (the “Notes Collateral Agent”), as supplemented by that certain first supplemental indenture, dated as of May 1, 2013 (the “Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”) among the Issuers, the Guarantors and the Trustee and the Notes Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuers designated as their 9.125% senior secured notes due 2017. The Issuers may issue Additional Notes pursuant to Section 2.01 and 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    OPTIONAL REDEMPTION.
(a)    Except as set forth below under clauses 5(b), 5(d) and 5(e) hereof, the Notes will not be redeemable at the Issuers’ option before November 1, 2013.
(b)    At any time prior to November 1, 2013, the Issuers may redeem all or a part of the Notes, upon notice as described under Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
(c)    On and after November 1, 2013, the Issuers may redeem the Notes, in whole or in part, upon notice as described under Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2013	106.844%
2014	104.563%
2015	102.281%
2016 and thereafter	100.000%
(d)    In addition, until November 1, 2013, the Issuers may, at their option, upon notice as described under Section 3.03 of the Indenture, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 109.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to AMLLC; provided that (a) at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.
(e)    In addition, during any 12-month period prior to November 1, 2013, the Issuers shall be entitled to redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued interest thereon, if any, to the Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
(f)    Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.
6.    MANDATORY REDEMPTION. The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
7.    NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be electronically delivered or mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
8.    OFFERS TO REPURCHASE.
(a)    Upon the occurrence of a Change of Control, the Issuers shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.
(b)    If the Issuers or any of its Restricted Subsidiaries consummates an Asset Sale, within 10 Business Days of each date that Excess Proceeds exceed $20,000,000, the Issuers shall make an Asset Sale Offer to all holders of the Notes, and, if required by the terms of any Other Pari Passu Lien Obligations, to the holders of such Other Pari Passu Lien Obligations, to purchase the maximum aggregate principal amount of the Notes and such Other Pari Passu Lien Obligations that is equal to $1,000 or an integral multiple thereof that may be purchased out of the Excess Proceeds or Excess ABL Proceeds, as applicable, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Other Pari Passu Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Other Pari Passu Lien Obligations surrendered by such Holders and holders thereof exceeds the amount of Excess Proceeds or Excess ABL Proceeds, as applicable, the Issuers shall select the Notes and such Other Pari Passu Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Pari Passu Lien Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. After the Issuers or any Restricted Subsidiary have applied the Net Proceeds from any Asset Sale of any assets that do not constitute ABL Collateral, the balance of such Net Proceeds, if any, from such Asset Sale shall be released by the Notes Collateral Agent to the Issuers or such Restricted Subsidiary for use by the Issuers or such Restricted Subsidiary for any purpose not prohibited by the terms of the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
9.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
10.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
11.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
12.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if and so long as it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived. The Issuers and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such event.
13.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
14.    GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
15.    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:
c/o Associated Materials, LLC
3773 State Road
Cuyahoga Falls, Ohio 44273
Fax No.: (330) 929-1811
Attention: Chief Financial Officer

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:* __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
[ ] Section 4.10    [ ] Section 4.14
If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:* __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

__________________
*    This schedule should be included only if the Note is issued in global form.

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